EXHIBIT INDEX


Exhibit A: Attachment to item 77I:
  Terms of new or amended securities

Exhibit B: Attachment to item 77Q1:
  Exhibits
-----------------------------------------------------------------

Exhibit A:

Tax-Managed U.S. Marketwide Value II, filed on Form N1-A
January 28, 1999;PEA#:23/24; and

U.S. Large Company Index Institutional Portfolio and the
Tax-Managed U.S. Marketwide Value Portfolio X1, filed on Form N1-A on June 30, 1999; PEA#27/28


Exhibit B:

Filed on Form N1-A on January 28, 1999; Post-Effective Amendment
No.: 23/24. Pages 7,8,9,10 & 11 are from the combined prospectus That includes the following prospectuses: DFA International Value Portfolio II, U.S. Large Cap Value Portfolio II and Tax-Managed U.S. Marketwide Value Portfolio II

Tax-Managed U.S. Marketwide Value Portfolio II - Administration
Agreement was signed on December 8, 1998; filed on Form N1-A
On January 28, 1999 - PEA#23/24.